UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2005

Illumina, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30361	330804655
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9885 Towne Centre Drive, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858 202 4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 6, 2005, Christian Henry has been appointed Vice President and Chief Financial Officer of Illumina, Inc. (the "Company"). In connection with his appointment, the Company and Mr. Henry executed an employment offer letter dated April 26, 2005, which provides for the employment of Mr. Henry on an at-will basis with an annual salary of $240,000, as well as customary relocation compensation. Mr. Henry is also eligible for a maximum annual bonus of 25% of his base salary. Mr. Henry will also be granted an option to purchase 100,000 shares of the Company's common stock at an exercise price equal to the fair market value of the Company's common stock on the first day of employment. The option has a 10-year term, with 20% of the shares vesting after one year and 1.67% of the shares vesting each month thereafter, so long as Mr. Henry continues to be employed by the Company.

A copy of the press release dated May 3, 2005 announcing Mr. Henry's appointment as the Company's Vice President and Chief Financial Officer is attached as Exhibit 99.1, hereto and incorporated by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumina, Inc.

May 4, 2005	By:	Jay Flatley

Name: Jay Flatley
Title: Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated May 3, 2005, announcing the appointment of Christian Henry to the position of Vice President and Chief Financial Officer.